Exhibit 99.1

Planet Reports Financial Results for Second Quarter of Fiscal Year 2027
Delivered Record Quarterly Revenue of $116 Million, up 58% YoY

Successfully Launched Pelican Tech Demo

Shipped Tanager-2 & SuperDove Satellites to Vandenburg for Launch

End of Period Cash, Cash Equivalents, and Short-Term Investments Increased 219% YoY to $865 Million

San Francisco, CA – September 3, 2026 – Planet Labs PBC (NYSE: PL) (“Planet” or the “Company”), a leading provider of daily data and insights about change on Earth, today announced financial results for the period ended July 31, 2026.

“Planet delivered an outstanding second quarter, with record revenue of $116.1 million, representing 58% year-over-year growth and our fourth consecutive quarter of meeting or exceeding the Rule of 40,” said Will Marshall, Planet’s Co-Founder, Chief Executive Officer and Chairperson. “The team continues to demonstrate strong execution, highlighted by our satellite handover for the Swedish Armed Forces and landmark contract wins in August with the NGA and the German government. We’ve seen incredible traction in satellite services and our pipeline has continued to expand. To capture this momentum, our strategy pairs AI-enabled analytics with sovereign satellite services, merging our core growth vectors into an even more powerful offering.”

Ashley Johnson, Planet’s President and Chief Financial Officer, added, “Our strong top-line performance is translating to significant operating leverage, exceeding our expectations on non-GAAP gross margins and driving adjusted EBITDA profit of $13.9 million for the quarter.” Ms. Johnson continued, “This strong performance, including year-to-date adjusted free cash flow of $28.8 million and an ending balance of cash, cash equivalents and short-term investments of $865.4 million,allows us the strategic flexibility to confidently invest behind our core growth initiatives while continuing to drive sustainable, long-term cash flow generation.”

Second Quarter of Fiscal Year 2027 Financial and Key Metric Highlights:

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Second quarter revenue increased 58% year-over-year to a record $116.1 million.
•
Percent of recurring annual contract value (ACV) was 98% as of the end of the second quarter.
•
Second quarter gross margin was 57%, compared to 58% in the second quarter of fiscal year 2026. Second quarter non-GAAP gross margin was 59%, compared to 61% in the second quarter of fiscal year 2026.
•
Second quarter net loss was ($9.4) million, compared to ($22.6) million in the second quarter of fiscal year 2026.
•
Second quarter adjusted EBITDA profit was $13.9 million, compared to $6.4 million in the second quarter of fiscal year 2026.
•
Second quarter GAAP net loss per share was ($0.03) and non-GAAP net income per share was $0.02.
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Ended the quarter with approximately $753.1 million in Remaining Performance Obligations (RPOs), of which approximately 46% apply to the next twelve months and approximately 68% to the next 24 months. Second quarter backlog was approximately $814.9 million, of which approximately 50% apply to the next twelve months and approximately 70% to the next 24 months.
•
Year-to-date net cash provided by operating activities was $68.4 million, year-to-date free cash flow was $21.3 million, and year-to-date adjusted free cash flow was $28.8 million.
•
Cash, cash equivalents and short-term investments were $865.4 million at the end of the second quarter. During the quarter, Planet raised approximately $120 million from stock sales under its At-The-Market program, at an average net sale price of $31.95 per share after expenses.

Please see “Planet’s Use of Non-GAAP Financial Measures” below for a discussion on how Planet calculates the non-GAAP financial measures presented herein. In addition, reconciliations to the most directly comparable U.S. GAAP financial measures are provided in the tables at the end of this release.

Recent Business Highlights:

Growing Customer and Partner Relationships

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National Geospatial-Intelligence Agency: In August, Planet received a new $8 million OTA award from the National Geospatial-Intelligence Agency (NGA) to deploy Planet’s Global Monitoring Service (GMS).
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German Civil Government: In August, the German government announced that Planet was awarded a tender for dedicated capacity Satellite Services. The tender award includes options and has a maximum possible value of €25 million over 5 years.
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European Defense & Intelligence Customer: In August, Planet was awarded a 7-figure, 1-year agreement with a European government customer to supply high-resolution global Mosaics and dedicated professional services support for operational planning.
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Rwanda Space Agency: During the quarter, Planet has signed a new contract with the Rwanda Space Agency to provide national high resolution data and analytics to be used in diverse applications across Government Ministries, Departments and Agencies, as well as public universities. The satellite imagery data will be used in policy and decision support on agriculture, urban management, spatial planning, disaster response, amongst other applications. This deal marks Planet’s first national program of its kind in Africa.
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New Mexico State Land Office: During the quarter, Planet signed a 1-year contract renewal with the New Mexico State Land Office (NMSLO). Since 2019, this long-standing partnership has evolved into a sophisticated, multi-product strategy that enables NMSLO to monitor, protect, and manage more than 9 million acres of public trust land.
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Data Center Monitoring: In August, Planet signed a renewal with a hyperscaler AI developer for global monitoring of data centers and semi-conductor manufacturing facility construction. Planet's Pelican high resolution data is used to track milestones of construction for these facilities, which are strong indicators of supply chain health and computing capacity.
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FarmQA: Planet partnered with FarmQA to develop and commercialize AI-powered agronomic intelligence tools for enterprise agriculture. The first application of the collaboration is already in the field: an AI-driven sugar beet yield estimation model, currently being piloted with multiple sugar beet cooperatives during the 2026 growing season.
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Braga Technologies: Planet partnered with Braga Technologies to integrate Planet’s high-frequency satellite data into Braga Technologies’ Spatial Intelligence platform, enabling automated change detection and near-real-time analytics for natural resource management and civil government applications.

Technology and Operational Updates

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Successfully Launched Pelican-11 Satellite: In July, Planet launched the Pelican-11 technical demonstration satellite, bringing the total number of high-resolution Pelicans on orbit to 10.
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Shipped Tanager-2 and SuperDoves to Launch Site: Earlier this week, Planet announced that the Tanager-2 satellite and 18 SuperDove satellites (Flock 4J) were shipped to Vandenberg Space Force Base in California ahead of its launch aboard the upcoming Transporter-18 mission with SpaceX. This will be Planet’s third launch this year.
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Isar Partnership: Planet announced a strategic launch agreement with European space company Isar Aerospace. Under the agreement, Isar Aerospace will launch one of Planet’s Pelican satellites, with additional satellites planned for future launches. With both the satellite and rocket being built in Germany, this launch will be a national first for the country.
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Berlin Manufacturing: Planet is rapidly scaling its European presence with the strategic expansion of its Berlin facility, marking a major milestone in its manufacturing capability. As of September 1, Planet will begin the initial facility set-up and operational readiness activities. Manufacturing is scheduled to begin this year.
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London Office: Over the summer, Planet opened a new office in London, serving as a national hub for AI and analytics partnerships. Its strategic location, steps away from Westminster and Whitehall, facilitates deeper engagement with policymakers and key stakeholders in the UK government and NATO alliance representatives.

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Planet AI Application: Planet’s agentic AI app has progressed to an open beta phase. This pioneering tool is focused on making Planet’s massive global data archive queryable through natural language. By leveraging Planet’s daily data and integrating LLMs, it can help lower the barriers to entry for non-technical users in emerging markets, allowing teams without geospatial expertise to accelerate their adoption of Planet’s products.

Financial Outlook

For the third quarter of fiscal year 2027, ending October 31, 2026, Planet expects revenue to be in the range of approximately $101 million to $105 million. Non-GAAP gross margin is expected to be in the range of approximately 56% to 58%. Adjusted EBITDA loss is expected to be in the range of approximately ($6) to ($1) million for the quarter. Capital expenditures are expected to be in the range of approximately $30 million and $37 million for the quarter.

For the full fiscal year 2027, Planet expects revenue to be in the range of approximately $430 million to $441 million. Non-GAAP gross margin is expected to be in the range of approximately 55% to 57%. Adjusted EBITDA profit is expected to be in the range of approximately $3 and $10 million. Capital expenditures are expected to be in the range of approximately $100 million and $115 million for the year.

Planet has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses and depreciation and amortization, are uncertain or out of Planet’s control and cannot be reasonably predicted. The actual amount of these expenses during the quarter and full fiscal year will have a significant impact on Planet’s future GAAP financial results. Accordingly, a reconciliation of Planet’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

The foregoing forward-looking statements reflect Planet’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially.

Webcast and Conference Call Information

Planet will host a conference call at 5:00 p.m. ET / 2:00 p.m. PT today, September 3, 2026. The webcast can be accessed at www.planet.com/investors/. The webcast replay will be available at the same location approximately two hours following the event and will remain accessible for at least 1 year. If you would prefer to register for the conference call, please go to the following link: https://events.q4inc.com/attendee/465806785. You will then receive your access details via email.

Additionally, a supplemental presentation has been provided on Planet’s investor relations page.

About Planet Labs PBC

Planet is a leading provider of global, daily satellite imagery and geospatial solutions. Planet is driven by a mission to image the world every day, and make change visible, accessible and actionable. Founded in 2010 by three NASA scientists, Planet designs, builds, and operates the largest Earth observation fleet of imaging satellites. Planet provides mission-critical data, advanced insights, and software solutions to customers comprising the world’s leading agriculture, forestry, intelligence, education and finance companies and government agencies, enabling users to simply and effectively derive unique value from satellite imagery. Planet is a public benefit corporation listed on the New York Stock Exchange as PL. To learn more visit www.planet.com and follow us on X.

Channels for Disclosure of Information

Planet intends to announce material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investors.planet.com) and its blog (planet.com/pulse) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD. It is possible that the information Planet posts on its website could be deemed to be material information. As such, Planet encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Planet’s Use of Non-GAAP Financial Measures

This press release includes non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described further below, non-GAAP loss from operations, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, adjusted EBITDA, backlog, free cash flow, and adjusted free cash flow, which are non-GAAP measures the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly-titled measures presented by other companies, which may have different definitions from the Company’s. Further, certain of the non-GAAP financial measures presented exclude stock-based compensation expenses, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the Company and an important part of its compensation strategy.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: The Company defines and calculates Non-GAAP gross profit as gross profit adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, and employer payroll taxes related to earnout share vesting. The Company defines non-GAAP gross margin as non-GAAP gross profit divided by revenue.

Non-GAAP Expenses: The Company defines and calculates non-GAAP cost of revenue, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, and non-GAAP general and administrative expenses as, in each case, the corresponding U.S. GAAP financial measure (cost of revenue, research and development expenses, sales and marketing expenses, and general and administrative expenses) adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employer payroll taxes related to earnout share vesting, that are classified within each of the corresponding U.S. GAAP financial measures.

Non-GAAP Loss from Operations: The Company defines and calculates non-GAAP loss from operations as loss from operations adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expenses, and employer payroll taxes related to earnout share vesting.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Diluted Share: The Company defines and calculates non-GAAP net income (loss) as net loss adjusted for stock-based compensation, amortization of acquired intangible assets, restructuring costs, certain litigation expense, employer payroll taxes related to earnout share vesting, change in fair value of warrant liabilities, and the income tax effects of the non-GAAP adjustments. The Company defines and calculates non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by diluted weighted-average common shares outstanding.

Adjusted EBITDA: The Company defines and calculates adjusted EBITDA as net income (loss) before the impact of interest income and expense, income tax provision and depreciation and amortization, and further adjusted for the following items: stock-based compensation, change in fair value of warrant liabilities, other income (expense), net, restructuring costs, certain litigation expenses, and employer taxes related to earnout share vesting.

The Company presents non-GAAP gross profit, non-GAAP gross margin, certain non-GAAP expenses described above, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per diluted share and adjusted EBITDA because the Company believes these measures are frequently used by analysts, investors and other interested parties to evaluate companies in Planet’s industry and facilitates comparisons on a consistent basis across reporting periods. Further, the Company believes these measures are helpful in highlighting trends in its operating results because they exclude items that are not indicative of the Company’s core operating performance.

Backlog: The Company defines and calculates backlog as remaining performance obligations plus the cancelable portion of the contract value for contracts that provide the customer with a right to terminate for convenience without incurring a substantive termination penalty and written orders where funding has not been appropriated. Backlog does not include unexercised contract options. Remaining performance obligations represent the amount of contracted future revenue that has not yet been recognized, which includes both deferred revenue and non-cancelable contracted revenue that will be invoiced and recognized in revenue in future periods. Remaining performance obligations do not include contracts which provide the customer with a right to terminate for convenience without incurring a substantive termination penalty, written orders where funding has not been appropriated and unexercised contract options.

An increasing and meaningful portion of the Company’s revenue is generated from contracts with the U.S. government and other government customers. Cancellation provisions, such as termination for convenience clauses, are common in contracts with the U.S. government and certain other government customers. The Company presents backlog because the portion of its customer contracts with such cancellation provisions represents a meaningful amount of the Company’s expected future revenues. Management uses backlog to more effectively forecast the Company’s future business and results, which supports decisions around capital allocation. It also helps the Company identify future growth or operating trends that may not otherwise be apparent. The Company also believes backlog is useful for investors in forecasting the Company’s future results and understanding the growth of its business. Customer cancellation provisions relating to termination for convenience clauses and funding appropriation requirements are outside of the Company’s control, and as a result, the Company may fail to realize the full value of such contracts.

Free Cash Flow: The Company defines and calculates free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs.

The Company presents free cash flow because it believes free cash flow provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity. Management uses free cash flow, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Adjusted Free Cash Flow: The Company defines and calculates adjusted free cash flow as free cash flow excluding non-recurring payments related to litigation settlements.

The Company presents adjusted free cash flow because it believes it provides useful supplemental information to help investors understand underlying trends in the Company’s business and liquidity by excluding the impact of non-recurring events. Management uses these metrics, in addition to GAAP measures, to help manage our business, prepare budgets, and for annual planning.

Rule of 40: The Company defines and calculates Rule of 40 as the sum of year-over-year revenue growth and Adjusted EBITDA margin as a percent of revenue. The Company may refer to a “Rule of” number other than 40 to refer to the sum of revenue growth and Adjusted EBITDA margin as a percent of revenue for the period given.

Other Key Metrics

ACV and EoP ACV Book of Business: In connection with the calculation of several of the key operational and business metrics we utilize, the Company calculates annual contract value (“ACV”) for contracts of one year or greater as the total amount of value that a customer has contracted to pay for the most recent 12 month period for the contract. ACV includes imagery licensing arrangements, data solutions, and dedicated image tasking capacity but excludes customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. For short-term contracts (contracts less than 12 months), ACV is equal to total contract value.

The Company also calculates EoP ACV book of business in connection with the calculation of several of the key operational and business metrics we utilize. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts, excluding customers that are exclusively Planet Insights Platform self-service paying users, as well as the value of any satellite services contracts. Active contracts exclude any contract that has been canceled, expired prior to the last day of the period without renewing, or for any other reason is not expected to generate revenue in the subsequent period. For contracts ending on the last day of the period, the ACV is either updated to reflect the ACV of the renewed contract or, if the contract has not yet renewed or extended, the ACV is excluded from the EoP ACV book of business. The Company does not annualize short-term contracts in calculating its EoP ACV book of business. The Company calculates the ACV of usage-based contracts based on the committed contracted revenue or the revenue achieved on the usage-based contract in the prior 12-month period.

Percent of Recurring ACV: Percent of recurring ACV is the portion of the total EoP ACV book of business that is recurring in nature. The Company defines EoP ACV book of business as the sum of the ACV of all contracts that are active on the last day of the period pursuant to the effective dates and end dates of such contracts. ACV includes imagery licensing arrangements, data solutions, and dedicated image tasking capacity but excludes customers that are exclusively Planet Insights Platform (which has integrated the former Sentinel Hub platform) self-service paying users, as well as the value of any satellite services contracts. The Company defines percent of recurring ACV as the dollar value of all data subscription contracts and the committed portion of usage-based contracts (excluding customers that are exclusively Planet Insights Platform self-service paying users) divided by the total dollar value of all contracts in our EoP ACV book of business. The Company believes percent of recurring ACV is useful to investors to better understand how much of the Company’s revenue is from customers that have the potential to renew their contracts over multiple years rather than being one-time in nature. The Company tracks percent of recurring ACV to inform estimates for the future revenue growth potential of our business and improve the predictability of our financial results. There are no significant estimates underlying management’s calculation of percent of recurring ACV, but management applies judgment as to which customers have an active contract at a period end for the purpose of determining EoP ACV book of business, which is used as part of the calculation of percent of recurring ACV.

Capital Expenditures as a Percentage of Revenue: The Company defines capital expenditures as purchases of property and equipment plus capitalized internally developed software development costs, which are included in our statements of cash flows from investing activities. The Company defines capital expenditures as a percentage of revenue as the total amount of capital expenditures divided by total revenue in the reported period. Capital expenditures as a percentage of revenue is a performance measure that we use to evaluate the appropriate level of capital expenditures needed to support demand for the Company’s data services and related revenue, and to provide a comparable view of the Company’s performance relative to other earth observation companies, which may invest significantly greater amounts in their satellites to deliver their data to customers. The Company uses an agile space systems strategy, which means we invest in a larger number of significantly lower cost satellites and software infrastructure to automate the management of the satellites and to deliver the Company’s data to clients. As a result of the Company’s strategy and business model, the Company’s capital expenditures may be more similar to software companies with large data center infrastructure costs. Therefore, the Company believes it is important to look at the level of capital expenditure investments relative to revenue when evaluating the Company’s performance relative to other earth observation companies or to other software and data companies with significant data center infrastructure investment requirements. The Company believes capital expenditures as a percentage of revenue is a useful metric for investors because it provides visibility to the level of capital expenditures required to operate the Company and the Company’s relative capital efficiency.

Net Dollar Retention Rate: The Company defines Net Dollar Retention Rate as the percentage of ACV generated by existing customers in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company defines existing customers as customers with an active contract with the Company. The Company believes Net Dollar Retention Rate is a useful metric for investors as it can be used to measure its ability to retain and grow revenue generated from its existing customers, on which its ability to drive long-term growth and profitability is, in part, dependent. The Company uses Net Dollar Retention Rate to assess customer adoption of new products, inform opportunities to make improvements across its products, identify opportunities to improve operations, and manage go to market functions, as well as to understand how much future growth may come from cross-selling and up-selling customers. Management applies judgment in determining the value of active contracts in a given period, as set forth in the definition of ACV.

Net Dollar Retention Rate including Winbacks: The Company assesses two metrics for net dollar retention–Net Dollar Retention Rate, as described above, and Net Dollar Retention Rate including winbacks. A winback is a previously existing customer that was inactive at the start of the measurement period but has reactivated during the measurement period. The reactivation period must be within 24 months from the last active contract with the customer; otherwise, the customer is counted as a new customer and therefore excluded from the retention rate metrics. The Company defines Net Dollar Retention Rate including winbacks as the percentage of ACV generated by existing customers and winbacks in a given period as compared to the ACV of all contracts at the beginning of the fiscal year from the same set of existing customers. The Company believes this metric is useful to investors as it captures the value of customer contracts that resume business with the Company after being inactive and thereby provides a quantification of the Company’s ability to recapture lost business. Management uses this metric to understand the adoption of our products and long-term customer retention, as well as the success of marketing campaigns and sales initiatives in re-engaging inactive customers. Beyond the judgments underlying managements’ calculation of Net Dollar Retention Rate set forth above, there are no additional assumptions or estimates made in connection with Net Dollar Retention Rate including winbacks.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Planet’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “target,” “anticipate,” “intend,” “develop,” “evolve,” “plan,” “seek,” “may,” “will,” “could,” “can,” “should,” “would,” “believes,” “predicts,” “potential,” “strategy,” “opportunity,” “aim,” “conviction,” “continue,” “positioned,” “structured” or the negative of these words or other similar terms or expressions that concern Planet’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Planet’s financial guidance and outlook, expected financial and operating results, the expected value of contracts that Planet has entered into and the timing and amount of revenue that Planet will recognize, Planet’s growth opportunities, Planet’s estimates of market opportunity and the size of its addressable market, the capacity and speed of Planet’s manufacturing capabilities, the capacity and speed of Planet’s manufacturing capabilities, Planet’s expectations regarding future product development and performance, including with respect to AI, Planet’s expectations regarding the launch and operations of its satellites, including with respect to timing, and Planet’s expectations regarding its strategies with respect to its markets and customers, including trends in customer demand and the expansion of its international operations. Planet’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding Planet’s ability to forecast Planet’s performance due to Planet’s limited operating history. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Planet’s filings with the Securities and Exchange Commission (“SEC”), including Planet’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent filings with the SEC that Planet may make. All forward-looking statements reflect Planet’s beliefs and assumptions only as of the date of this press release. Planet undertakes no obligation to update forward-looking statements to reflect future events or circumstances, except as may be required by law. Planet’s results for the quarter ended July 31, 2026, are not necessarily indicative of its operating results for any future periods.

PLANET

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	July 31, 2026	January 31, 2026
Assets
Current assets
Cash and cash equivalents	$415,130	$229,441
Restricted cash and cash equivalents, current	1,891	642
Short-term investments	450,288	410,649
Accounts receivable, net	59,870	83,528
Inventories	8,852	6,118
Prepaid expenses and other current assets	62,759	44,984
Total current assets	998,790	775,362
Property and equipment, net	176,090	150,573
Capitalized internal-use software, net	22,051	21,475
Goodwill	142,701	143,452
Intangible assets, net	28,431	26,633
Restricted cash and cash equivalents, non-current	6,607	5,471
Operating lease right-of-use assets	48,871	14,588
Other non-current assets	7,423	8,132
Total assets	$1,430,964	$1,145,686
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,355	$10,612
Accrued and other current liabilities	56,078	55,874
Deferred revenue	281,215	220,572
Liability from early exercise of stock options	—	1,793
Operating lease liabilities, current	3,622	7,296
Public and private placement warrant liabilities	—	173,308
Total current liabilities	351,270	469,455
Deferred revenue	17,364	27,522
Deferred hosting costs	1,885	4,034
Operating lease liabilities, non-current	46,746	8,300
Convertible notes	448,255	446,884
Other non-current liabilities	1,093	1,060
Total liabilities	866,613	957,255
Stockholders’ equity
Common stock	36	34
Additional paid-in capital	2,159,029	1,631,896
Accumulated other comprehensive income	3,372	6,362
Accumulated deficit	(1,598,086)	(1,449,861)
Total stockholders’ equity	564,351	188,431
Total liabilities and stockholders’ equity	$1,430,964	$1,145,686

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Revenue	$116,052	$73,386	$210,202	$139,651
Cost of revenue	50,420	31,118	94,169	60,780
Gross profit	65,632	42,268	116,033	78,871
Operating expenses
Research and development	35,156	24,155	68,576	47,229
Sales and marketing	21,498	17,574	44,280	33,888
General and administrative	22,487	18,499	51,574	38,485
Total operating expenses	79,141	60,228	164,430	119,602
Loss from operations	(13,509)	(17,960)	(48,397)	(40,731)
Interest income	6,433	2,172	11,586	4,056
Interest expense	(1,439)	(317)	(2,885)	(816)
Change in fair value of warrant liabilities	—	(5,679)	(106,474)	4,708
Other income (expense), net	(105)	(311)	(311)	(1,012)
Total other income (expense), net	4,889	(4,135)	(98,084)	6,936
Loss before provision for income taxes	(8,620)	(22,095)	(146,481)	(33,795)
Provision for income taxes	733	497	1,744	1,425
Net loss	$(9,353)	$(22,592)	$(148,225)	$(35,220)
Basic and diluted net loss per share attributable to common stockholders	$(0.03)	$(0.07)	$(0.42)	$(0.12)
Basic and diluted weighted-average common shares outstanding used in computing net loss per share attributable to common stockholders	359,594,052	304,129,204	352,675,790	302,230,578

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2026	2025	2026	2025
Net loss	$(9,353)	$(22,592)	$(148,225)	$(35,220)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(1,102)	291	(1,830)	5,066
Change in fair value of available-for-sale securities	(447)	(133)	(1,160)	(117)
Other comprehensive income (loss), net of tax	(1,549)	158	(2,990)	4,949
Comprehensive loss	$(10,902)	$(22,434)	$(151,215)	$(30,271)

PLANET

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended July 31,
(in thousands)	2026	2025
Operating activities
Net loss	$(148,225)	$(35,220)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	21,977	21,704
Stock-based compensation, net of capitalized cost	33,521	25,998
Change in fair value of warrant liabilities	106,474	(4,708)
Change in fair value of contingent consideration	—	676
Other	262	1,538
Changes in operating assets and liabilities
Accounts receivable	23,946	2,363
Inventories	(552)	—
Prepaid expenses and other assets	(11,468)	272
Accounts payable, accrued and other liabilities	(2,536)	(4,342)
Deferred revenue	47,083	75,813
Deferred hosting costs	(2,094)	1,026
Net cash provided by operating activities	68,388	85,120
Investing activities
Purchases of property and equipment	(44,656)	(28,410)
Capitalized internal-use software	(2,435)	(2,420)
Maturities of available-for-sale securities	113,045	27,131
Sales of available-for-sale securities	56,458	9,254
Purchases of available-for-sale securities	(208,530)	(22,361)
Purchases of licensed imagery intangible assets	(535)	(892)
Other	(350)	—
Net cash used in investing activities	(87,003)	(17,698)
Financing activities
Proceeds from the exercise of common stock options	4,388	8,451
Payments for withholding taxes related to the net share settlement of equity awards	(26,040)	(12,436)
Proceeds from employee stock purchase program	2,608	1,163
Payments of contingent consideration for business acquisitions	—	(4,820)
Proceeds from the exercise of warrants	107,801	—
Proceeds from ATM Equity Offering	122,398	—
Issuance costs related to ATM Equity Offerings	(2,012)	—
Other	(138)	(2,521)
Net cash provided by (used in) financing activities	209,005	(10,163)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(2,316)	5,677
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	188,074	62,936
Cash and cash equivalents, and restricted cash and cash equivalents at the beginning of the period	235,554	129,994
Cash and cash equivalents, and restricted cash and cash equivalents at the end of the period	$423,628	$192,930

PLANET

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2026	2025	2026	2025
Net loss	$(9,353)	$(22,592)	$(148,225)	$(35,220)
Interest income	(6,433)	(2,172)	(11,586)	(4,056)
Interest expense	1,439	317	2,885	816
Income tax provision	733	497	1,744	1,425
Depreciation and amortization	10,788	10,622	21,977	21,704
Change in fair value of warrant liabilities	—	5,679	106,474	(4,708)
Stock-based compensation	17,060	13,456	33,521	25,998
Restructuring costs	—	—	—	20
Certain litigation expenses (1)	(411)	288	5,800	615
Employer payroll taxes related to earnout share vesting	—	—	(6)	—
Other (income) expense, net	105	311	311	1,012
Adjusted EBITDA	$13,928	$6,406	$12,895	$7,606

(1) Expenses relating to non-ordinary course legal matters.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands)	2026	2025	2026	2025
Reconciliation of cost of revenue:
GAAP cost of revenue	$50,420	$31,118	$94,169	$60,780
Less: Stock-based compensation	1,869	1,872	3,673	3,413
Less: Amortization of acquired intangible assets	815	708	1,635	1,399
Less: Employer payroll taxes related to earnout share vesting	—	—	(57)	—
Less: Restructuring costs	—	—	—	15
Non-GAAP cost of revenue	$47,736	$28,538	$88,918	$55,953

Reconciliation of gross profit:
GAAP gross profit	$65,632	$42,268	$116,033	$78,871
Add: Stock-based compensation	1,869	1,872	3,673	3,413
Add: Amortization of acquired intangible assets	815	708	1,635	1,399
Add: Employer payroll taxes related to earnout share vesting	—	—	(57)	—
Add: Restructuring costs	—	—	—	15
Non-GAAP gross profit	$68,316	$44,848	$121,284	$83,698
GAAP gross margin	57%	58%	55%	56%
Non-GAAP gross margin	59%	61%	58%	60%

Reconciliation of operating expenses:
GAAP research and development	$35,156	$24,155	$68,576	$47,229
Less: Stock-based compensation	6,007	4,332	11,686	8,369
Less: Employer payroll taxes related to earnout share vesting	—	—	(55)	—
Non-GAAP research and development	$29,149	$19,823	$56,945	$38,860
GAAP sales and marketing	$21,498	$17,574	$44,280	$33,888
Less: Stock-based compensation	2,800	2,010	5,912	3,939
Less: Amortization of acquired intangible assets	131	132	263	224
Less: Employer payroll taxes related to earnout share vesting	—	—	4	—
Less: Restructuring costs	—	—	—	6
Non-GAAP sales and marketing	$18,567	$15,432	$38,101	$29,719
GAAP general and administrative	$22,487	$18,499	$51,574	$38,485
Less: Stock-based compensation	6,384	5,242	12,250	10,277
Less: Amortization of acquired intangible assets	23	37	46	66
Less: Employer payroll taxes related to earnout share vesting	—	—	102	—
Less: Restructuring costs	—	—	—	(1)
Less: Certain litigation expenses	(411)	288	5,800	615
Non-GAAP general and administrative	$16,491	$12,932	$33,376	$27,528

Reconciliation of loss from operations
GAAP loss from operations	$(13,509)	$(17,960)	$(48,397)	$(40,731)
Add: Stock-based compensation	17,060	13,456	33,521	25,998
Add: Amortization of acquired intangible assets	969	877	1,944	1,689
Add: Employer payroll taxes related to earnout share vesting	—	—	(6)	—
Add: Restructuring costs	—	—	—	20
Add: Certain litigation expenses	(411)	288	5,800	615
Non-GAAP income (loss) from operations	$4,109	$(3,339)	$(7,138)	$(12,409)

	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except share and per share amounts)	2026	2025	2026	2025
Reconciliation of net loss
GAAP net loss	$(9,353)	$(22,592)	$(148,225)	$(35,220)
Add: Stock-based compensation	17,060	13,456	33,521	25,998
Add: Amortization of acquired intangible assets	969	877	1,944	1,689
Add: Employer payroll taxes related to earnout share vesting	—	—	(6)	—
Add: Restructuring costs	—	—	—	20
Add: Certain litigation expenses	(411)	288	5,800	615
Add: Change in fair value of warrant liabilities	—	5,679	106,474	(4,708)
Income tax effect of non-GAAP adjustments	—	118	—	118
Non-GAAP net income (loss)	$8,265	$(2,174)	$(492)	$(11,488)

Reconciliation of net income (loss) per share, diluted
GAAP net loss	$(9,353)	$(22,592)	$(148,225)	$(35,220)
Non-GAAP net income (loss)	$8,265	$(2,174)	$(492)	$(11,488)
Add: Non-GAAP interest expense, net of tax related to the 2030 Notes	1,262	—	—	—
Numerator used in computing non-GAAP net income (loss) per share, diluted	$9,527	$(2,174)	$(492)	$(11,488)

GAAP net loss per share, basic and diluted (1)	$(0.03)	$(0.07)	$(0.42)	$(0.12)
Add: Stock-based compensation	0.04	0.04	0.10	0.09
Add: Amortization of acquired intangible assets	—	—	0.01	0.01
Add: Employer payroll taxes related to earnout share vesting	—	—	—	—
Add: Restructuring costs	—	—	—	—
Add: Certain litigation expenses	—	—	0.02	—
Add: Change in fair value of warrant liabilities	—	0.02	0.30	(0.02)
Income tax effect of non-GAAP adjustments	—	—	—	—
Adjustment to total fully diluted earnings per share (2)	0.01	—	—	—
Non-GAAP net income (loss) per share, diluted (2) (3) (4)	$0.02	$(0.01)	$(0.00)	$(0.04)

Weighted-average shares used in computing GAAP net loss per share, basic and diluted (1)	359,594,052	304,129,204	352,675,790	302,230,578
Weighted-average shares used in computing Non-GAAP net income (loss) per share, diluted (3)	431,394,299	304,129,204	352,675,790	302,230,578

(1) Basic and diluted GAAP net loss per share was the same for each period presented as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(2) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(3) Non-GAAP net income (loss) per share, diluted is calculated using weighted-average shares, adjusted for dilutive potential shares assumed outstanding during the period. No adjustment was made to weighted-average shares for any period presented in a Non-GAAP net loss position as the inclusion of all potential Class A common stock and Class B common stock outstanding would have been anti-dilutive.

(4) Totals may not sum due to rounding. Figures are calculated based upon the underlying non-rounded data.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

The table below reconciles Backlog to remaining performance obligations for the periods indicated:

(in thousands)	July 31, 2026	January 31, 2026
Remaining performance obligations	$753,117	$852,435
Cancelable amount of contract value	61,746	47,992
Backlog	$814,863	$900,427

For remaining performance obligations as of July 31, 2026, the Company expects to recognize approximately 46% within the next 12 months, approximately 68% within the next 24 months, and the remainder thereafter. For Backlog as of July 31, 2026, the Company expects to recognize approximately 50% within the next 12 months, approximately 70% within the next 24 months, and the remainder thereafter.

PLANET

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES

The table below reconciles free cash flow and adjusted free cash flow to net cash provided by operating activities for the periods indicated:

	Six Months Ended July 31,
(in thousands)	2026	2025
Net cash provided by operating activities	$68,388	$85,120
Purchases of property and equipment	(44,656)	(28,410)
Capitalized internal-use software	(2,435)	(2,420)
Free cash flow	$21,297	$54,290
Litigation settlement payments	7,530	—
Adjusted free cash flow	$28,827	$54,290

Investor Contact

Cleo Palmer-Poroner

Planet Labs PBC

ir@planet.com

Press Contact

Trevor Hammond

Planet Labs PBC

press@planet.com